UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2021

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.01 per share	CHH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2021, the Board of Directors (the “Board”) of Choice Hotels International, Inc. (the “Company”) appointed Donna Vieira as a director of the Company, effective immediately, for a term expiring at the 2022 Annual Meeting of Shareholders. No determination has been made as to the committee(s) on which Ms. Vieira will serve. As a result of Ms. Vieira’s appointment, the size of the Board now consists of ten directors.

Ms. Vieira is currently the executive vice president and chief commercial officer at Sallie Mae. Previously, she was chief marketing officer of consumer banking and wealth management at JPMorgan Chase, and brings with her an extensive background in marketing from leading financial services companies. She is also a member of the Executive Leadership Council, the pre-eminent membership organization that is committed to increasing the number of Black executives in global enterprises.

As a director, Ms. Vieira will receive compensation consistent with that received by the Company’s other non-employee directors, as disclosed in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 12, 2021, in connection with the Company’s 2021 Annual Meeting of Shareholders.

A copy of the press release regarding this announcement is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Choice Hotels International, Inc., dated July 22, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2021	/s/ Simone Wu
Simone Wu
Senior Vice President, General Counsel, Corporate Secretary & External Affairs